Exhibit 99.1

CONTACT: Susan A. Knudson Executive Vice President & CFO Histogen Inc. ir@histogen.com

Histogen Appoints Rochelle Fuhrmann to Board of Directors

SAN DIEGO, March 25, 2021 – Histogen Inc. (NASDAQ: HSTO), a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function has appointed Rochelle Fuhrmann to its Board of Directors and Chairperson of the Audit Committee. In addition, current director Stephen Chang, Ph.D. will be resigning from the Board.

“I am honored and excited to join the Histogen board during this transformational period and I look forward to working with the board and management to build upon the work that has been done to create value for all company stakeholders,” said Ms. Fuhrmann.

Ms. Fuhrmann currently serves as the Vice President Audit and Enterprise Risk Management at Becton Dickinson (BD). In 2016, Ms. Fuhrmann helped establish the BD Foundation, and she presently serves as Treasurer and as a member of its Board of Trustees. She joined BD in July 2015 as Senior Vice President and Chief Financial Officer, BD Life Sciences. Prior to joining the Company, Rochelle held various positions responsible for the management of financial functions including accounting and financial reporting, investor relations, corporate finance, risk management and treasury, primarily in the pharmaceutical industry with companies such as Amneal Pharmaceuticals and Warner Chilcott plc.  She previously served as a member of the Board of Directors of Concordia International Corp. and held the position of Audit Committee Chairperson for three years.

“On behalf of the entire Board of Directors, I want to welcome Rochelle to Histogen," said David H. Crean, Ph.D., Chairman of the Board of Directors. "Rochelle’s financial and healthcare industry experience will provide us the depth and business acumen required for the company to continue on its growth trajectory as a public company.  I also wish to thank Dr. Stephen Chang, who will be stepping down from the Board of Directors, for his many years of service to Histogen”.

About Histogen Inc.

Histogen Inc. is a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function. Histogen’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells. Histogen’s proprietary, reproducible manufacturing process provides targeted solutions across a broad range of therapeutic indications including hair growth, dermal rejuvenation, joint cartilage regeneration and spinal disk repair. For more information, please visit www.histogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss Histogen’s future operations and its ability to successfully initiate and complete clinical

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trials, obtain clinical trial data and achieve regulatory milestones and related timing; the potential that future clinical trials will establish efficacy of Histogen’s product candidates; the nature, strategy and focus of Histogen’s business; the sufficiency of Histogen’s cash resources and ability to achieve value for its stockholders; and the development and commercial potential and potential benefits of any of Histogen’s product candidates. Histogen may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Histogen’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of it that could differ materially from those described in or implied by the statements in this press release, including: the uncertainties associated with the clinical development and regulatory approval of Histogen’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of Histogen’s product candidates may not be predictive of future results; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm Histogen’s financial condition and increase its costs and expenses; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in Histogen’s filings with the Securities and Exchange Commission. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

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